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        Exhibit (11) - Statement Re: Computation of Earnings Per Unit

                                                             Six Months Ended              Three Months Ended
                                                                December 31,                  December 31,
                                                          --------------------------    ------------------------
                                                          1995            1994          1995          1994
                                                          ----            ----          ----          ----


Average units outstanding                                   5,936,776      6,399,722     5,641,278     6,399,722

Net effect of dilutive stock options-based on the
 treasury stock method using average market price             166,454              0       166,454             0
                                                          ------------------------------------------------------
Average units outstanding                                   6,103,230      6,399,722     5,807,732     6,399,722

Units equivalent to 1% General Partnership interest
 of BCLP                                                       61,649         64,644        58,664        64,644
                                                          ------------------------------------------------------
Average units outstanding                                   6,164,879      6,464,366     5,866,396     6,464,366
                                                          ======================================================
Income (loss) from continuing operations:
  Income (Loss) before interests of General Partners      $ 5,640,638    ($4,070,616)   $8,648,781   ($  343,314)
  Applicable to interests of General Partners of
   subsidiary partnerships                                     48,696        (26,040)       73,698         4,360
                                                          ------------------------------------------------------
                                                            5,591,942     (4,044,576)    8,575,083      (347,674)

Applicable to 1% General Partnership interest of BCLP          55,919        (40,446)       85,751        (3,477)
                                                          ------------------------------------------------------
Applicable to interests of Limited Partners               $ 5,536,023    ($4,004,130)   $8,489,332   ($  344,197)
                                                          ======================================================

Per Limited Partnership Unit                              $      0.91    ($     0.63)   $     1.46   ($     0.05)
                                                          ======================================================
Net Income (Loss):
  Net Income (Loss) before interests of General
   Partners                                               $44,054,351     $2,535,529    $7,848,781    $4,651,121

  Applicable to interests of General Partners of
   subsidiary partnerships                                    611,605        172,311        63,698       141,325
                                                          ------------------------------------------------------
                                                           43,442,746      2,363,218     7,785,083     4,509,796

    Applicable to 1% General Partnership interest of BCLP     434,427         23,632        77,851        45,098
                                                          ------------------------------------------------------
    Applicable to interests of Limited Partners           $43,008,319     $2,339,586    $7,707,232    $4,464,698
                                                          ======================================================

Per Limited Partnership Unit                              $      7.05     $     0.37    $     1.33    $     0.70
                                                          ======================================================
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